UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 8, 2017

ECO BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

11568 Sorrento Valley Road #13

San Diego, California 92121

(Address of principal executive offices)

Phone: (858) 780-4747

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2017, Eco Building Products, Inc. (the “Company,” “we,” or “us”) announced that we had formed a new subsidiary, Wood Protection Technologies Inc, a Nevada corporation (our “Subsidiary”). Our Subsidiary was incorporated on December 5, 2016, but we did not capitalize it until February 8, 2017. Our Subsidiary (of which we own 95% and Mark Vuozzo, our Chief Technical Officer, who assigned to us the intellectual property that we transferred to our Subsidiary, owns 5%) will have a separate board of directors and its own corporate governance. Nevertheless, for financial reporting purposes, we will consolidate its financial statements with ours. Tom Comery, our Chief Executive Officer, will also serve our subsidiary in that capacity.

We capitalized our Subsidiary with the transfer of certain of our rights to certain of our pending patents and other intellectual property (the “IP”). As we announced, we formed our Subsidiary to position our intellectual property for alignment with major industry partners. We also believe that this action will allow us to maximize value for our stockholders in that our Subsidiary may be better positioned to attract the capital that it will require to effectuate its business plan in more efficient, lower cost manner than had the patents and other intellectual property and operations remained at our corporate level. In that context, on February 8, 2017, we entered into an “Operating Agreement” with our Subsidiary to define the relationship between our Subsidiary and us, as we work together to market, license, sell and otherwise exploit the transferred Intellectual Property.

The material terms of our Operating Agreement are:

●	Royalties. Our Subsidiary is to pay us a royalty equal to six percent (6%) of gross revenues earned by it from the sale, license, lease or other commercialization of the IP. The Royalty is payable quarterly in arrears.

●	Loans from Third Parties. Our Subsidiary shall have the right to borrow money in the normal course of business on reasonable, arm’s length terms, subject to obtaining our advance approval, which we shall not unreasonably withhold, condition or delay.

●	Parent-Subsidiary Loans. From time to time, we may make loans to each other with interest at the annual rate of ten percent.

●	Indemnification. We will indemnify each other under industry-standard terms.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

We incorporate by reference the disclosure provided in Section 1, above.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On February 10, 2017, we issued a press release announcing the formation of our Subsidiary and various related events. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

(d) Exhibits

99.1	Press release of Eco Building Products, Inc., dated February 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: February 13, 2017	By:	/s/ Tom Comery
Tom Comery
President & CEO